Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation

P.O. Box 1009

Charlotte, NC 28201-1009

Jan. 2, 2007	MEDIA CONTACT:
	Mark Craft	704/382-7364
	24-Hour:	704/382-8333
ANALYST CONTACT:
	Sean Trauschke	980/373-7905

Duke Energy One of Largest Pure-Play Electric Businesses in U.S.

Sees 4 to 6 Percent Annual Ongoing Earnings Growth

Through the End of 2009

CHARLOTTE, N.C. — With the spinoff of its natural gas businesses today, Duke Energy (NYSE: DUK) has become one of the largest pure-play electric infrastructure businesses in the United States.

Duke Energy’s former gas businesses are now a stand-alone company, Spectra Energy, which is traded on the New York Stock Exchange (NYSE: SE).

“This is a transformational moment in our history,” said Duke Energy Chairman, President and Chief Executive Officer James E. Rogers. “Our merger with Cinergy last year gave our power business the increased scope and scale it needed to have an industry-leading position. In the United States, we are the third largest in coal generation; we’re fourth in nuclear generation and second in hydroelectric capacity among investor-owned utilities.”

Rogers added, “We believe we can create greater long-term value for our shareholders as a stand-alone power company than if we had remained combined with the gas transportation, storage and processing operations. Our employee

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incentive target of $1.15 per share, based on ongoing diluted EPS for 2007, serves as the base for our 4 to 6 percent annual growth through the end of 2009. Also, we anticipate a target dividend payout ratio in the range of 70 to 75 percent.”

Duke Energy has four business segments:

•                  With nearly 28,000 megawatts of regulated generation capacity, Franchised Electric & Gas is the largest segment and is the primary source of earnings growth. It serves 3.9 million electric customers in North Carolina, South Carolina, Ohio, Kentucky and Indiana — a 47,000 square-mile service territory. It also serves 500,000 retail gas customers in Ohio and Kentucky.

•                  The Commercial Power segment has approximately 8,700 megawatts of unregulated generation, primarily in the Midwest. Substantially all of the results for this segment are driven by sales to retail customers in Ohio.

•                  Duke Energy International has approximately 4,200 megawatts of generation, primarily in Latin America. About 75 percent of this capacity is hydroelectric, and approximately 80 percent is under contract.

•                  Crescent Resources is a 50-50 joint venture with Morgan Stanley Real Estate Fund. Crescent manages land holdings and develops high-quality commercial, residential and multi-family real estate projects in 10 states, primarily in the Southeast and Southwest.

“The Franchised Electric & Gas and Commercial Power segments are expected to provide approximately 85 percent of our 2007 ongoing segment EBIT through sales to our regulated customers,” Rogers said.

The Duke Energy board has been revamped following the spinoff and now has 10 members. In addition to Rogers, the directors are: William (Bill) Barnet III, G. Alex

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Bernhardt Sr., Michael G. Browning, Phillip R. Cox, Ann M. Gray, James H. Hance Jr., James T. Rhodes, Mary L. Schapiro and Dudley S. Taft. Additional board members are expected to be named this year.

“The merger and the spinoff required an incredible amount of work over the last year, and we congratulate our employees on these major accomplishments,” Rogers said. “Additionally, we have a talented, experienced management team that is focused on delivering strong and attractive earnings growth for our shareholders both in the short term as well as over the longer term.”

Reporting to Rogers are: David L. Hauser, group executive and chief financial officer; Henry B. (Brew) Barron Jr., group executive and chief nuclear officer; Marc E. Manly, group executive and chief legal officer, William R. (Bill) McCollum Jr., group executive and chief regulated generation officer; Thomas C. O’Connor, group executive and president — Commercial Businesses; Christopher C. Rolfe, group executive and chief administrative officer; B. Keith Trent, group executive and chief strategy and policy officer; and James L. Turner, group executive and president — U.S. Franchised Electric and Gas. Robert S. (Sean) Trauschke, vice president, investor relations reports to both Rogers and Hauser.

Duke Energy Corp. (NYSE: DUK), one of the largest electric power companies in the United States, supplies and delivers energy to approximately 3.9 million U.S. customers. The company has nearly 37,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

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Non-GAAP Financial Measures

This document includes references to Duke Energy’s 2007 ongoing EPS employee incentive target. The EPS measure used for employee incentive bonuses is based on ongoing diluted EPS. Ongoing diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations adjusted for the per-share impact of special items. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of this non-GAAP financial measure, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast all special items for future periods.

This document references Duke Energy’s anticipated annual growth in ongoing earnings of 4 to 6 percent through 2009. Ongoing earnings is a non-GAAP financial measure as it represents income from continuing operations adjusted for the impact of special items. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The most directly comparable GAAP measure for ongoing earnings is reported earnings from continuing operations, which includes the impact of special items. Due to the forward-looking nature of this non-GAAP financial measure, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast all special items for future periods.

This document references the anticipated combined contribution to total ongoing segment EBIT for 2007 from the Franchised Electric and Gas and Commercial Power segments. Ongoing segment EBIT is a non-GAAP financial measure, as it reflects segment EBIT adjusted for the impact of special items. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The most directly comparable GAAP measure for

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forecasted ongoing segment EBIT is reported segment EBIT, which is from continuing operations and includes the impact of special items. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast any special items for any future periods.

Forward-looking statements

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as:  may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; additional competition in electric or gas markets and continued industry consolidation; the influence of weather on company operations, including the economic, operational and other effects of hurricanes, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and

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regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power; the performance of electric generation facilities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

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